Exhibit 99.1

August 12, 2022

Liberty Media Corporation Closes Private Offering of $475 Million of 2.25% Convertible Senior Notes Due 2027

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation (“Liberty”) (Nasdaq: LSXMA, LSXMB, LSXMK, BATRA, BATRK, FWONA, FWONK) announced today that it has closed its previously announced private offering of $475 million aggregate principal amount of its 2.25% convertible senior notes due 2027 (the “Notes”), including notes with an aggregate principal amount of $50 million issued pursuant to the exercise of an option granted to the initial purchasers, which was exercised in full.

The Notes will be convertible into cash, shares of Liberty’s Series C Liberty Formula One common stock (“FWONK”) or a combination thereof, at Liberty’s election. Prior to May 15, 2027, the Notes will be convertible at the option of holders only upon satisfaction of certain conditions and during certain periods, and on and after May 15, 2027, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The Notes will have an initial conversion rate of 11.6198 shares of FWONK per $1,000 principal amount of Notes, representing an initial conversion price of approximately $86.06 for each share of FWONK, which represents a conversion premium of approximately 30% to the last reported sale price of $66.20 per share of FWONK on the Nasdaq Global Select Market on August 9, 2022.

The Notes will mature on August 15, 2027, unless earlier redeemed, repurchased or converted. Interest will be payable semi-annually in arrears on February 15 and August 15 of each year, commencing February 15, 2023. Liberty may redeem for cash all or any portion of the Notes (subject to certain limitations), at its option, on or after August 20, 2025, if the last reported sale price of FWONK has been at least 130% of the conversion price then in effect for at least 20 trading days during any 30 consecutive trading day period (including the last trading day of such period) ending on the trading day immediately preceding the date on which Liberty provides notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

Liberty expects to use the net proceeds of the offering to repurchase approximately $209 million aggregate principal amount of its existing 1% cash convertible notes due 2023 (the “1% Convertible Notes”) in one or more individual privately negotiated transactions and for general corporate purposes. In connection with the offer and sale of the Notes and the repurchase of the 1% Convertible Notes, Liberty expects certain financial intermediaries may enter into various derivative transactions with respect to the shares of FWONK concurrently with, or shortly after, the pricing of the Notes. In addition, in connection with the settlement from time to time of such repurchases of the 1% Convertible Notes, Liberty expects that the financial intermediaries may purchase shares of FWONK. These activities could cause an increase (or reduce the size of any decrease) in the market price of FWONK, which may affect the trading price of the Notes.

The Notes (and any shares of FWONK issuable on conversion of the Notes) will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are being offered by means of an offering memorandum solely to “Qualified Institutional Buyers” pursuant to, and as that term is defined in, Rule 144A of the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities nor shall there be any sale of any of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the use of proceeds from the offering of Notes (including the repurchase of 1% Convertible Notes) and expected derivative transactions. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, general market conditions. These forward-looking statements speak only as of the date of this press release, and Liberty expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, for additional information about Liberty and about the risks and uncertainties related to Liberty’s business which may affect the statements made in this press release.

About Liberty Media Corporation

Liberty Media Corporation operates and owns interests in a broad range of media, communications and entertainment businesses. Those businesses are attributed to three tracking stock groups: the Liberty SiriusXM Group, the Braves Group and the Formula One Group. The businesses and assets attributed to the Liberty SiriusXM Group (NASDAQ: LSXMA, LSXMB, LSXMK) include Liberty Media Corporation’s interests in SiriusXM and Live Nation Entertainment. The businesses and assets attributed to the Braves Group (NASDAQ: BATRA, BATRK) include Liberty Media Corporation’s subsidiary Braves Holdings, LLC. The businesses and assets attributed to the Formula One Group (NASDAQ: FWONA, FWONK) consist of all of Liberty Media Corporation’s businesses and assets other than those attributed to the Liberty SiriusXM Group and the Braves Group, including its subsidiary, Formula 1, its interest in Liberty Media Acquisition Corporation and other minority investments.

Liberty Media Corporation

Courtnee Chun, 720-875-5420

Source: Liberty Media Corporation